Exhibit 99.1

Xactly Reports Fourth Quarter and Full Year Fiscal 2016 Financial Results

Fourth Quarter Revenue Increases 30% Year Over Year

Marks Third Consecutive Quarter of Accelerated Revenue Growth

Subscribers Increase 37% over Fiscal 2015

SAN JOSE, Calif., March 3, 2016 —(BUSINESS WIRE)— Xactly, (NYSE:XTLY), a leading provider of cloud-based incentive solutions, today announced its financial results for the fourth quarter and fiscal year 2016 ended January 31, 2016.

“Our strong fourth quarter results capped an excellent year for Xactly,” said Christopher W. Cabrera, founder and CEO of Xactly Corporation. “Our total revenue and subscription revenue growth accelerated during the year, demonstrating our ongoing business momentum and the value of our product offerings. As a recognized leader in the industry, our robust, pure-play, cloud-based product offerings backed by ten years of compensation data are increasingly differentiating us as companies look to use incentive compensation as a strategic lever to drive their growth. We look forward to continuing to deliver value to our customers and extending our market leadership.”

“While posting strong fourth quarter results, we continued to deliver on our strategy of driving solid top-line growth while making progress on the path to profitability. Our expectation remains that we will achieve our goal of positive cash flow from operations in Q4 of fiscal 2017,” said Joseph Consul, CFO of Xactly Corporation.

Fourth Quarter Fiscal 2016 Financial Highlights

•	Total revenue was $20.7 million, an increase of 30% from the fourth quarter of fiscal year 2015 total revenue of $15.9 million. Subscription revenue was $16.3 million, an increase of 29% from the fourth quarter of fiscal 2015 subscription revenue of $12.6 million.

•	GAAP net loss for the fourth quarter of fiscal 2016 was $(5.9) million compared to $(4.8) million in the fourth quarter of fiscal 2015.

•	Non-GAAP net loss for the fourth quarter of fiscal 2016 was $(4.5) million compared to a non-GAAP net loss of $(4.4) million for the fourth quarter of fiscal 2015.

•	Adjusted EBITDA for the fourth quarter of fiscal 2016 was a loss of $(3.4) million, or 16% of revenue, compared to a loss of $(2.4) million, or 15% of revenue, for the fourth quarter of fiscal 2015.

Full Year Fiscal 2016 Financial Highlights

•	Total revenue was $76.0 million, an increase of 24% from fiscal year 2015 total revenue of $61.1 million. Subscription revenue was $59.2 million, an increase of 25% from fiscal 2015 subscription revenue of $47.3 million.

•	GAAP net loss for fiscal 2016 was $(24.7) million compared to $(18.5) million in fiscal 2015.

•	Non-GAAP net loss for fiscal 2016 was $(19.8) million compared to a non-GAAP net loss of $(16.5) million for fiscal 2015.

•	Adjusted EBITDA for fiscal 2016 was a loss of $(12.7) million, or 17% of revenue, compared to a loss of $(11.1) million, or 18% of revenue, for fiscal 2015.

Recent Business Highlights

•	Posted third consecutive quarter of accelerated revenue growth since the initial public offering on June 26, 2015.

•	Ended the year with 266,000 subscribers, a 37% increase over last year.

•	Ended the year with 870 customers, a 20% increase over fiscal 2015, with key enterprise wins in the Retail, Financial Services, Software and Technology, Business Services and High Tech Manufacturing vertical markets.

•	Reduced net cash used in operations by 44% in fiscal 2016 compared to fiscal 2015.

•	Positioned in the Leaders quadrant[1] in all three Sales Performance Management reports published by Gartner.

•	Earned the Gold Stevie Award for Sales and Customer Service, and a 2016 CRM Market Winner by CRM Magazine, leading in every category.

•	Experienced solid expansion in the number of modules customers are purchasing. On average, new enterprise customers in the quarter purchased five products from the suite, compared to an overall average of four products in the year-ago period.

•	In the fourth quarter, over twenty percent of all new enterprise customers included our latest module, Xactly Insights ™, on their initial order.

Business Outlook

For the first quarter of fiscal 2017, Xactly expects to report:

•	Revenue in the range of $21.8 to $22.2 million

•	GAAP net loss in the range of $(6.1) to $(5.7) million, or $(0.21) to $(0.19) per share

•	Non-GAAP net loss in the range of $(4.6) to $(4.2) million, or $(0.16) to $(0.14) per share

For the full year of fiscal 2017, Xactly expects to report:

•	Revenue in the range of $94.0 to $95.5 million

•	GAAP net loss in the range of $(26.0) to $(24.5) million, or $(0.86) to $(0.81) per share

•	Non-GAAP net loss in the range of $(18.8) to $(17.3) million, or $(0.62) to $(0.57) per share

Conference Call Details:

Xactly will discuss its quarterly results today via teleconference at 1:30 p.m. PT (4:30 p.m. ET). Investors may listen to the live conference call (ID 7212479) by dialing 888-287-5563 or 719-325-2393 at 4:30 p.m. Eastern Time on March 3, 2016. An audio replay of the call will be available through 4:30 p.m. Eastern Time on March 17, 2016 by dialing 888-203-1112 or 719-457-0820 and entering access code 7212479.

A webcast of the presentation will be available on the company’s investor relations website at http://investors.xactlycorp.com/investors/overview/default.aspx.

Non-GAAP Financial Measures

To supplement its financial statements, Xactly also provides investors with certain non-GAAP financial measures. We believe that these non-GAAP measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this press release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP, and the non-GAAP financial measures that we use may differ from those of other companies in our industry. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent and related explanations are included below. We believe that supplementing GAAP disclosure with non-GAAP disclosure that excludes items that are not directly related to performance in any particular period provides management and investors with a more complete view of Xactly’s operational performance. Various items are excluded from such non-GAAP financial measures in part because the decisions which gave rise to the excluded items were not made to increase revenue in a particular period, but were made for Xactly’s long-term benefit over multiple periods.

Non-GAAP net loss and non-GAAP net loss per share. We believe non-GAAP net loss and non-GAAP net loss per share may prove useful to investors who wish to consider the impact of certain non-cash or non-recurring items, such as certain one-time charges, on Xactly’s operating performance. We compensate for the inherent limitations associated with using non-GAAP net loss and non-GAAP net loss per share through disclosure of these limitations, presentation of our financial statements in accordance with U.S. GAAP and reconciliation of these non-GAAP financial measures to the most directly comparable U.S. GAAP measures, net loss and net loss per share. We calculate non-GAAP net loss (and non-GAAP net loss per share) as net loss (and net loss per share) before (i) stock-based compensation, (ii) increase or decrease in expenses related to the change in fair value of convertible preferred stock warrant liabilities, (iii) amortization of intangible assets, and (iv) any applicable, non-recurring or unusual charges as we may determine from time to time.

Adjusted EBITDA We believe that Adjusted EBITDA helps illustrate underlying trends in our business that could otherwise be masked by the effect of the income or expenses that we exclude from Adjusted EBITDA. Furthermore, we use this measure to establish budgets and operational goals for managing our business and evaluating our performance. We also believe that Adjusted EBITDA provides an additional tool for investors to use in comparing our recurring core business operating results over multiple periods with other companies in our industry. We compensate for the inherent limitations associated with using Adjusted EBITDA through disclosure of these limitations, presentation of our financial statements in accordance with U.S. GAAP and reconciliation of Adjusted EBITDA to the most directly comparable U.S. GAAP measure, net loss. We calculate Adjusted EBITDA as net loss before (i) other income (expense), net, which includes interest expense, the change in fair value of convertible preferred stock warrant liabilities and other income and expense, (ii) income tax expense, (iii) depreciation and amortization of property and equipment, (iv) amortization of intangible assets, (v) amortization of debt issuance costs, (vi) stock-based compensation and (vii) any applicable, non-recurring or unusual charges as we may determine from time to time.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, projected GAAP and non-GAAP financial operating results for the first quarter and full year of fiscal 2017, such as revenue, net loss, net loss per share, non-GAAP net loss and non-GAAP net loss per share, and our expectation regarding our ability to achieve positive cash flow from operations in the future, and other information about future events and trends that we believe may affect our business, financial condition, operating results and growth prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, changes in circumstances and other factors that are, in some cases, beyond Xactly’s control and could cause actual results to differ materially from the information expressed or implied by forward-looking statements made in this press release. Factors that could materially affect actual results can be found in

Xactly’s most recent filings with the Securities and Exchange Commission, including Xactly’s most recent reports on Forms 8-K and 10-Q, and include those listed under the caption “Risk Factors.” Xactly undertakes no obligation to revise or update information in this press release to reflect events or circumstances in the future, even if new information becomes available.

About Xactly

Xactly is a leading provider of enterprise-class, cloud-based, incentive compensation solutions for employee and sales performance management. We address a critical business need: To incentivize employees and align their behaviors with company goals. Our products allow organizations to make more strategic decisions, increase employee performance, improve margins, and mitigate risk. Our core values are key to our success, and each day we’re committed to upholding them by delivering the best we can to our customers.

©2016 Xactly Corporation. All rights reserved. Xactly, the Xactly logo, Xactly Insights and “Inspire Performance” are registered trademarks or trademarks of Xactly Corporation in the United States and/or other countries. All other trademarks are the property of their respective owners.

[1]	Gartner “Magic Quadrant for Sales Performance Management” by Tad Travis. January 21, 2016.

About the Magic Quadrant

Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

CONTACT:

Joseph Consul

Chief Financial Officer

Xactly Corporation

Tel: 408-477-3338

Email: ir@xactlycorp.com

Investor Relations

The Blueshirt Group

Lisa Laukkanen

Tel: 415-217-4967

Email: lisa@blueshirtgroup.com

Nicole Gunderson

Tel: 415-489-2196

Email: nicole@blueshirtgroup.com

Xactly Corporation

Condensed Consolidated Balance Sheets

(in thousands, except par value and share amounts)

(Unaudited)

	January 31, 2016	January 31, 2015
Assets
Current assets:
Cash and cash equivalents	$48,027	$19,325
Restricted cash, short term	286	102
Accounts receivable, net	20,278	17,172
Prepaid expenses and other current assets	3,219	3,875

Total current assets	71,810	40,474
Property and equipment, net	8,410	5,070
Goodwill	6,384	6,384
Other long-term assets	280	767

Total assets	$86,884	$52,695

Liabilities and shareholders’ deficit
Current liabilities:
Accounts payable	$2,362	$1,891
Accrued expenses	9,512	7,166
Debt, current portion	8,981	6,369
Deferred revenue, current portion	41,183	31,839

Total current liabilities	62,038	47,265
Debt, less current portion	6,826	20,546
Other long-term liabilities	4,257	2,107
Preferred stock warrant liabilities	—	5,885
Deferred revenue, less current portion	3,327	2,304

Total liabilities	76,448	78,107
Commitments and contingencies
Stockholders’ equity (deficit):
Convertible preferred stock, $0.001 par value; no shares and 79,000,000 shares authorized as of January 31, 2016 and 2015, respectively; no shares and 17,871,971 shares issued and outstanding as of January 31, 2016 and 2015, respectively; aggregate liquidation preference of $0 and $102,463 as of January 31, 2016 and 2015, respectively	—	83,018
Preferred stock, $0.001 par value; 20,000,000 shares and no shares authorized as of January 31, 2016 and 2015, respectively; no shares issued or outstanding as of January 31, 2016 and 2015	—	—
Common stock $0.001 par value; 1,000,000,000 and 120,000,000 shares authorized as of January 31, 2016 and 2015, respectively; 29,542,537 and 2,881,951 shares issued and outstanding as of January 31, 2016 and 2015, respectively	30	3
Additional paid-in capital	151,064	7,422
Accumulated other comprehensive loss	(180)	(96)
Accumulated deficit	(140,478)	(115,759)

Total shareholders’ equity (deficit)	10,436	(25,412)

Total liabilities and shareholders’ equity (deficit)	$86,884	$52,695

Xactly Corporation

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended January 31,		Twelve months ended January 31,
	2016	2015	2016	2015
Revenue:
Subscription services	$16,306	$12,644	$59,211	$47,309
Professional services	4,396	3,241	16,763	13,802

Total revenue	20,702	15,885	75,974	61,111
Cost of revenue:
Subscription services	4,031	3,014	15,722	11,717
Professional services	4,379	3,171	15,680	13,325

Total cost of revenue	8,410	6,185	31,402	25,042

Gross profit	12,292	9,700	44,572	36,069
Operating expenses:
Research and development	4,159	3,161	15,650	11,867
Sales and marketing	9,750	7,085	34,836	28,877
General and administrative	4,049	2,811	14,502	10,087
Amortization of intangibles	—	164	—	707

Total operating expenses	17,958	13,221	64,988	51,538

Operating loss	(5,666)	(3,521)	(20,416)	(15,469)
Other income (expense):
Interest expense	(153)	(1,282)	(6,021)	(3,087)
Loss on extinguishment of debt	—	—	(1,524)	—
Decrease in fair value of preferred stock warrant liabilities	—	140	3,542	309
Other income (expense), net	44	(15)	(1)	(20)

Total other income (expense)	(109)	(1,157)	(4,004)	(2,798)

Loss before income taxes	(5,775)	(4,678)	(24,420)	(18,267)
Income tax expense	118	158	299	265

Net loss	$(5,893)	$(4,836)	$(24,719)	$(18,532)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.20)	$(1.69)	$(1.33)	$(6.69)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders:
Basic and diluted	29,312	2,854	18,545	2,769

Xactly Corporation

Condensed Consolidated Statement of Cash Flows

(in thousands)

(Unaudited)

	Twelve months ended January 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(24,719)	$(18,532)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,133	1,972
Amortization of intangible assets	—	707
Loss on extinguishment of debt	1,524	—
Amortization of debt issuance costs	3,512	771
Stock-based compensation	3,857	1,658
Donation of common stock to XactlyOne Foundation	498	—
Income from change in fair value of warrant liabilities	(3,542)	(309)
Loss from disposal on fixed assets	245	21
Facility exit costs	693	—
Changes in operating assets and liabilities:
Accounts receivable	(3,106)	(2,657)
Prepaid expenses and other current assets	(926)	(536)
Other long-term assets	—	107
Accounts payable	310	78
Accrued expenses	1,964	845
Deferred revenue	10,367	4,612
Other long-term liabilities	(174)	(125)

Net cash used in operating activities	(6,364)	(11,388)
Cash flows from investing activities:
Purchases of property and equipment	(4,298)	(3,115)
Restricted cash	—	(129)

Net cash used in investing activities	(4,298)	(3,244)
Cash flows from financing activities:
Proceeds from line of credit	—	5,010
Proceeds from principal on term debt, net of issuance costs	9,937	9,795
Payments of principal on term debt	(26,033)	—
Proceeds from exercise of warrants to acquire convertible preferred stock, net of issuance costs	37	25
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	8,362
Proceeds from exercise of stock options	938	348
Principal payments under capital lease obligations	(3)	(465)
Tax payments related to the exercise of stock options	(1,570)	—
Payment of deferred initial public offering costs	(2,732)	(1,566)
Proceeds from initial public offering	58,844	—

Net cash provided by financing activities	39,418	21,509
Effect of exchange rate changes on cash and cash equivalents	(54)	(4)

Net increase in cash and cash equivalents	28,702	6,873
Cash and cash equivalents at beginning of period	19,325	12,452

Cash and cash equivalents at end of period	$48,027	$19,325

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(in thousands)

(Unaudited)

	Three months ended January 31,		Twelve months ended January 31,
	2016	2015	2016	2015
Net loss	$(5,893)	$(4,836)	$(24,719)	$(18,532)
Non-GAAP adjustments:
Interest expense	153	1,282	6,021	3,087
Income tax expense	118	158	299	265
Depreciation and amortization	855	516	3,133	1,972
Amortization of intangible assets	—	164	—	707
Loss on extinguishment of debt	—	—	1,524	—
Stock-based compensation	1,410	444	3,857	1,658
Decrease in fair value of preferred stock warrant liabilities	—	(140)	(3,542)	(309)
Other income (expense), net	(44)	15	1	20
Loss on disposal of fixed assets	—	—	245	—
Donation of common stock to XactlyOne Foundation	—	—	498	—

Adjusted EBITDA	$(3,401)	$(2,397)	$(12,683)	$(11,132)

Stock-based compensation

(in thousands)

(Unaudited)

	Three months ended January 31,		Twelve months ended January 31,
	2016	2015	2016	2015
Stock-based compensation:
Cost of subscription services	157	68	456	237
Cost of professional services	191	18	454	61
Research and development	350	82	898	272
Sales and marketing	342	72	893	312
General and administrative	370	204	1,156	776

Total stock-based compensation	$1,410	$444	$3,857	$1,658

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

(in thousands, except per share data)

(Unaudited)

	Three months ended January 31,		Twelve months ended January 31,
	2016	2015	2016	2015
GAAP net loss	$(5,893)	$(4,836)	$(24,719)	$(18,532)
Non-GAAP adjustments:
Amortization of intangible assets	—	164	—	707
Stock-based compensation	1,410	444	3,857	1,658
Decrease in fair value of preferred stock warrant liabilities	—	(140)	(3,542)	(309)
Donation of common stock to XactlyOne Foundation	—	—	498	—
Non-cash debt issuance costs	—	—	4,088	—

Non-GAAP net loss	$(4,483)	$(4,368)	$(19,818)	$(16,476)

Non-GAAP net loss per share:
Basic and diluted	$(0.15)	$(1.53)	$(1.07)	$(5.95)

Shares used in computing non-GAAP net loss per share:
Basic and diluted	29,312	2,854	18,545	2,769

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss - GUIDANCE

(in thousands, except per share data)

(Unaudited)

	Three months ending April 30, 2016
	Low	High
GAAP net loss	$(6,100)	$(5,700)
Non-GAAP adjustments:
Stock-based compensation	1,500	1,500

Non-GAAP net loss	$(4,600)	$(4,200)

GAAP net loss per share, basic and diluted	$(0.21)	$(0.19)

Non-GAAP net loss per share, basic and diluted	$(0.16)	$(0.14)

Shares used in computing GAAP and non-GAAP net loss per share:
Basic and diluted	29,500	29,500

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss - GUIDANCE

(in thousands, except per share data)

(Unaudited)

	Fiscal Year Ending January 31, 2017
	Low	High
GAAP net loss	$(26,000)	$(24,500)
Non-GAAP adjustments:
Stock-based compensation	7,200	7,200

Non-GAAP net loss	$(18,800)	$(17,300)

GAAP net loss per share, basic and diluted	$(0.86)	$(0.81)

Non-GAAP net loss per share, basic and diluted	$(0.62)	$(0.57)

Shares used in computing GAAP and non-GAAP net loss per share:
Basic and diluted	30,100	30,100